Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-69292
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                                 INFINITY, INC.

                     SUPPLEMENT NO. 3 DATED FEBRUARY 18, 2003
                      TO PROSPECTUS DATED DECEMBER 10, 2001


     Jeffrey C. Moskowitz, one of the selling holders, has sold a portion of his Notes to C.E. Unterberg, Towbin, a California Limited Partnership. As a result, the amounts shown for C.E. Unterberg, Towbin and Mr. Moskowitz are updated as follows:

                                                                   Number of        Percentage
                        Principal                   Number of        Shares         of Common
                        Amount of     Percentage    Conversion    Beneficially      Stock Out-
                        Notes That     of Notes     Shares That   Owned Before   standing Before
   Selling Holder       May be Sold   Outstanding   May be Sold     Offering         Offering
----------------------  -----------   -----------   -----------   ------------   ---------------

Jeffrey C. Moskowitz     $ 60,000        1.4%         12,480       12,480             *

C.E. Unterberg, Towbin,  $765,000       18.0%        159,120      724,009 (8)        8.6%
 a California Limited
 Partnership

_____________

(8)  Includes 159,210 shares issuable under the Notes held by C.E. Unterberg, Towbin, a California
     Limited Partnership; 420,000 shares issuable under warrants held by C.E. Unterberg, Towbin;
     and 104,000 shares issuable under Notes and 40,889 shares issuable under 7% Convertible
     Subordinated Notes held by C.E. Unterberg, Towbin Capital Partners, L.P.
